UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2025

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 5, 2025, AstroNova, Inc. (the “Company”) issued a press release disclosing its slate of director nominees for election at the 2025 Annual Meeting of Shareholders. A copy of the press release is being furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated May 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: May 5, 2025	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer

3

Exhibit 99.1

News Release

AstroNova to Nominate Six Highly Qualified Directors for

Election at 2025 Shareholder Meeting

•

AstroNova Board brings a mix of highly relevant executive leadership and public company directorship experience as well as a breadth of knowledge in mergers and acquisitions, finance, capital markets and global operations

•

Board adamantly rejects dissident nominees who bring no added value; activist’s proposal introduces significant disruption to the continuity of oversight and governance which will delay execution of strategy to scale the business and deliver stronger earnings power

WEST WARWICK, R.I., May 5, 2025 — AstroNova, Inc. (Nasdaq: ALOT), a leading innovator in data visualization technology, today disclosed its slate of highly qualified director nominees for election at the 2025 Annual Meeting of Shareholders. In the coming days, the Company plans to file its preliminary proxy materials with the Securities and Exchange Commission and urges shareholders to DISCARD any proxy materials, including the GOLD card, they may receive from Samir Patel and Askeladden Capital Management LLC (“Askeladden”).

The Board of Directors of AstroNova (“Board”) has unanimously recommended that shareholders VOTE FOR Richard S. Warzala, Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi and Gregory A. Woods.

AstroNova’s Board is comprised of current and former executives, public company directors, investment managers, and capital markets advisors. The directors have significant experience in corporate governance, M&A, finance, sales & marketing, operations, legal, international business, and technology. Collectively, they bring a diverse mix of skills, professional experiences, and perspectives relevant to AstroNova’s strategic objectives:

•

Richard S. Warzala, Lead Independent Director, brings over 40 years of operational and leadership experience to the Board having successfully led the significant growth of industrial technologies businesses that served a broad variety of industries. Presently, he is the Chairman, President and Chief Executive of Allient Inc. (Nasdaq: ALNT), with an enterprise value of approximately $600 million. Under his leadership, Allient has grown revenue both organically and through acquisitions from $15 million in 2022 to over $530 million currently. As a proven leader, Mr. Warzala brings to the Board highly relevant and deep expertise in international business growth and development, strategic thinking and planning, mergers and acquisitions, technical product sales and marketing, operational excellence utilizing lean principles and corporate governance.

•

Alexis Michas brings extensive M&A and capital markets expertise to the Board as the Founder and Managing Partner of Juniper Investment Company, as well as deep corporate governance experience through his service on other public and large private company boards. He has a proven track record of successful private equity management across a range of sectors and has highly relevant director experience as the Non-Executive Chair of the board of BorgWarner, Inc.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova to Nominate Six Highly Qualified Directors for Election at 2025 Shareholder Meeting

May 5, 2025

•

Darius G. Nevin is a highly respected finance executive with more than 30 years of experience, including as the Chief Financial Officer of Protection One, Inc., a then publicly traded security monitoring company prior to its acquisition. He served as a director and chair of the audit committee on WCI Communities, Inc., then publicly traded and acquired in 2010, and is a director at Alarm.com Holdings. Mr. Nevin’s deep financial expertise, history of overseeing successful IPOs and acquisitions, as well as his direct executive experience in turning around struggling businesses, make him qualified to serve on our Board.

•

Mitchell Quain is a renowned financial leader who has advised and served on the Boards of some of the world’s most prestigious organizations, including Carlyle Group, and has a long history of service as a public company director having served on several boards including MagneTek, Hardinge, Tecumseh Products, RBC Bearings (NYSE: RBC), Titan International (NYSE: TWI), and HEICO Corp. (NYSE: HEI), among others. His extensive background and global perspective on operations, capital allocation, and corporate strategy make him an invaluable member of the Board.

•

Yvonne Schlaeppi brings a diverse background of legal, M&A, international strategy, and highly relevant senior leadership experience. Her years serving on public company boards, roles as the legal counsel to Global Enterprise Technologies and senior leader at Johnson Controls, and as corporate advisor to global corporations make her a valuable member of our Board.

•

Gregory Woods has served as Chief Executive Officer of the Company since February 1, 2014, and as a director since January 2014. As CEO and former COO, he has led the Company during a transformational time, setting a path towards a global leadership position with diversified end markets, new capabilities and a clear path to growth and improved profitability ahead.

The Board continually reviews the composition of its members’ mix of skills and expertise and focuses on regular refreshment with directors who would be additive to the Company’s strategic priorities. Recently, the Board was expanded from five to six members after the addition of seasoned finance executive Darius G. Nevin, former CFO of Protection One and current director at Alarm.com Holdings. His financial acumen, governance background, and leadership experiences make him an excellent addition to the Board.

The Board is also majority independent with all members, with the exception of Gregory Woods, being independent.

AstroNova Unanimously Rejects Unqualified Askeladden Nominees

The Board does not endorse the director nominations of Jeff Sands, Shawn Kravetz, Ryan Oviatt, Boyd Roberts, and Samir Patel put forth by Patel and Askeladden. The Board does not believe the dissident nominees bring relevant experience or additive perspectives to the Board and recommends that shareholders do not vote for the nominees.

In the coming days and weeks, AstroNova will provide shareholders with more information related to the Company’s strategy to deliver long-term shareholder value, the strength of the Board and management team, and the potential for Askeladden’s nominees to disrupt the strategic inflection point the Company is advancing to drive growth and measurably improve profitability.

In the interim, AstroNova strongly urges shareholders to simply DISCARD and NOT vote using the GOLD proxy card sent by Patel and Askeladden and wait until they receive the Company’s materials so they can make a fully informed decision before voting.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze, and present data in multiple formats. Its strategy is to drive profitable growth through innovative new technologies, building its installed base to expand recurring revenue while strategically sourcing its replacement products.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Aerospace segment provides products designed for airborne printing solutions, avionics, and data acquisition. Aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Data acquisition systems are used in research and development, flight testing, missile and rocket telemetry, production monitoring, power, and maintenance applications.

For more information please visit: https://astronovainc.com/.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova to Nominate Six Highly Qualified Directors for Election at 2025 Shareholder Meeting

May 5, 2025

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect AstroNova’s current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning AstroNova’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond AstroNova’s control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to (i) the customer is not obligated to order a minimum quantity of ToughWriter printers or ToughSwitch products under this contract, and the number of products ultimately ordered may be substantially less than expected; and (ii) those factors set forth in AstroNova’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent filings AstroNova makes with the Securities and Exchange Commission. AstroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Additional Information and Where to Find it

AstroNova intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for AstroNova’s 2025 Annual Meeting of Stockholders. This press release is not a substitute for any proxy statement or other document that AstroNova may file with the SEC in connection with any solicitation of proxies by AstroNova. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ASTRONOVA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION OF PROXIES. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by AstroNova free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by AstroNova are also available free of charge by accessing AstroNova’s website at www.astronovainc.com.

Participants

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, AstroNova, its directors and executive officers (as set forth below) may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies in connection with the matters to be considered at AstroNova’s 2025 Annual Meeting of Stockholders. Information about the compensation of AstroNova’s named executive officers and non-employee directors is set forth in the sections entitled “Compensation of Directors” and “Executive Compensation” in AstroNova’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders filed with the SEC on May 2, 2024 (the “2024 Proxy Statement”), commencing on pages 9 and 19, respectively, and available here. Information regarding the participants’ holdings of AstroNova’s securities can be found in the section entitled “Security Ownership of Directors and Officers” in the 2024 Proxy Statement commencing on page 12, and as reflected in the table below. If any filings are made by AstroNova or any of the participants with the SEC on Forms 3, 4, and 5 with respect to the participants’ holdings of AstroNova’s securities, AstroNova will provide updates to the table and such filings will be available on its website at https://investors.astronovainc.com/investors/financial-reports/sec-filings/default.aspx or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section entitled “Security Ownership of Directors and Officers” of AstroNova’s proxy statement on Schedule 14A and other materials to be filed with the SEC.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova to Nominate Six Highly Qualified Directors for Election at 2025 Shareholder Meeting

May 5, 2025

Name (1)	Ownership	Date of Filing	Filing Type	Hyperlink
Alexis P. Michas (Non-employee Director)	550,410 (2)	March 25, 2025	Form 4	https://www.sec.gov/Archives/edgar/data /8146/000106299325006271/xslF345X05/form4.xml

Darius G. Nevin (Non-employee Director)	765	April 1, 2025	Form 4	https://www.sec.gov/Archives/edgar/data /8146/000106299325006705/xslF345X05/form4.xml

Mitchell I. Quain (Non-employee Director)	120,555 (3)	March 25, 2025	Form 4	https://www.sec.gov/Archives/edgar/data /8146/000106299325006272/xslF345X05/form4.xml

Yvonne E. Schlaeppi (Non-employee Director)	47,538.954 (4)	March 25, 2025	Form 4	https://www.sec.gov/Archives/edgar/data /1736515/000106299325006274/xslF345X05/form4.xml

Richard S. Warzala (Non-employee Director)	70,385 (4)	April 24, 2024	Form 4	https://www.sec.gov/Archives/edgar/data /8146/000106299325007899/xslF345X05/form4.xml

Gregory A. Woods (President, Chief Executive Officer and Director)	356,110.5744 (5)	April 24, 2025	Form 4	https://www.sec.gov/Archives/edgar/data /8146/000106299325007919/xslF345X05/form4.xml

Thomas D. DeByle (Vice President, Chief Financial Officer and Treasurer)	1,845.2084	April 24, 2025	Form 4	https://www.sec.gov/Archives/edgar/data /8146/000106299325007918/xslF345X05/form4.xml

(1)	The business address for each of the individuals set forth in the tables above is c/o AstroNova, Inc., 600 E. Greenwich Avenue, West Warwick, Rhode Island 02893.
(2)

Mr. Michas, as a managing member of Juniper HF and Juniper Investment Company, may be deemed to own beneficially the 535,203 shares held by Juniper Fund and Juniper Investment Company. Mr. Michas disclaims beneficial ownership of such shares for all other purposes.

(3)	Includes 20,000 shares of AstroNova’s common stock subject to stock options, which are currently exercisable.
(4)	Includes 10,000 shares of AstroNova’s common stock subject to stock options, which are currently exercisable.
(5)

Includes 145,500 shares of AstroNova’s common stock subject to stock options, which are currently exercisable and 4,655 shares of AstroNova’s common stock underlying restricted stock units scheduled to vest within 60 days of the date hereof.

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Investor/Media Contact:

Deborah Pawlowski, IRC, Alliance Advisors

Email: dpawlowski@allianceadvisors.com

Phone: 716.843.3908

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000